FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

January 31, 2008

Date of the Event

LBO CAPITAL CORP.

(Exact Name of Registrant as specified in its charter)

                Colorado                                              33-19107                                     8-2780733

          (State or other jurisdiction of              (Commission                                (I.R.S. Employer

        incorporation or organization)             file number)                           Identification Number)

37735 Enterprise Court, Suite 600-B

Farmington Hills, MI 48331

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (248) 994-0099.

Item: 4.01 Changes in Registrant’s Certifying Accountant.

Effective January 31, 2008 the Board of Directors engaged the firm of UHY LLP, Certified Public Accountants as Registrant’s certifying independent accountants.

J.L. Stephan, Co PC CPAs (“JLS”) resigned effective August 31, 2005.

The principal accountant's report on the Registrant’s financial statement for FY 1999 and FY 1998 did contain an unqualified opinion.  JLS did not perform any services during the years ended December 31, 2001 through 2007.  The Registrant has not filed on a timely basis the required financial reports for the period 2000-2007.

The decision to change Registrants Certifying Accountant was recommended by Registrant’s Management and approved by the Registrant’s Audit Committee.  There were no disagreements between the Registrant and JLS on any matter on financial statement disclosure, or auditing scope of procedure for the two years ended 1999.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 5, 2008

LBO Capital Corp.

By: /s/Majlinda Xhuti

          Chief Financial Officer